CAYER, PRESCOTT, CLUNE & CHATTELLIER
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Providence Capital VII, Inc.

Dated: May 25, 2000

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2000 appearing on page F-2 of Providence Capital VII, Inc. Registration Statement on Form 10SB12G for the year ended December 31, 1999. We also consent to the reference to us under the heading "Exhibits" in such Registration Statement.


                                     /s/ Cayer, Prescott, Clune & Chatellier

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                                     CAYER, PRESCOTT, CLUNE & CHATELLIER